Exhibit 4

Rule 144A Global Note

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH APPPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

REGISTERED		REGISTERED
Orange and Rockland Utilities, Inc.
5.30% DEBENTURES, SERIES 2005 A

INTEREST RATE	MATURITY DATE	CUSIP
5.30% per annum	April 1, 2015	684065 BA 2

REGISTERED HOLDER: Cede & Co.

PRINCIPAL SUM: FORTY MILLION DOLLARS ($40,000,000)

ORANGE AND ROCKLAND UTILITIES, INC., a New York corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered holder named above or registered assigns, on the maturity date stated above, unless redeemed prior thereto as hereinafter provided, the principal sum stated above and to pay interest thereon from March 31, 2005, or from the most recent interest payment date to which interest has been duly paid or provided for, initially on October 1, 2005, and thereafter semi-annually on each April 1 and October 1 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any interest payment date will be paid to the person in whose name this Debenture is registered at the close of business on the fifteenth day, whether or not a business day, of the calendar month next preceding the interest payment date, except as otherwise provided in the Indenture.

The principal of this Debenture, when due and payable, shall, upon presentation and surrender hereof, be paid at The Bank of New York, 101 Barclay Street, Stock Transfer Division, New York, New York, or at the office of any paying agent subsequently appointed pursuant to the Indenture. The interest on this Debenture, when due and payable, shall be paid at The Bank of New York, 101 Barclay Street, Stock Transfer Division, New York, New York, or at the office of any paying agent subsequently appointed pursuant to the Indenture, or at the option of the Company, by check mailed to the address of the registered holder hereof or registered assigns as such address shall appear in the Security Register. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Debenture is one of a duly authorized series of an issue of unsecured debt securities of the Company designated as its 5.30% Debentures, Series 2005 A (hereinafter called the “Debentures”), issued and to be issued under an Indenture dated as of June 15, 2000 between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank)), Trustee (hereinafter called the “Trustee”, which term includes any successor trustee under the Indenture) (hereinafter called the “Indenture”). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the holders of the Debentures, and the terms on which the Debentures are, and are to be, authenticated and delivered.

The Company may redeem the Debentures in whole or in part, at its option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Debentures being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in either case, accrued interest on the principal amount being redeemed to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the Debentures being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. (or any successor) and three other primary U.S. Government securities dealers in The City of New York (a “Primary Treasury Dealer”) selected by the Company. If any Reference Treasury Dealer shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceeding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Debentures or portions thereof called for redemption.

If an Event of Default (as defined in the Indenture) shall have occurred and be continuing with respect to the Debentures, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with such effect and subject to the conditions provided in the Indenture. Any such declaration may be rescinded by holders of a majority in aggregate principal amount of the outstanding Debentures if all Events of Default with respect to the Debentures (other than the non-payment of principal of the Debentures which shall have become due by such declaration) shall have been remedied.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to the Indenture or to any supplemental indenture with respect to the Debentures, or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the maturity of any Debenture, or reduce the principal amount thereof or the premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof or the premium thereon, if any, or interest thereon payable in any coin or currency other than that in the Debentures provided, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid principal amount of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding.

The Debentures are issuable as registered Debentures only, in the denomination of $1000 and any integral multiples of $1000 approved by the Company, such approval to be evidenced by the execution thereof.

This Debenture is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Debenture. Upon any registration of transfer, a new registered Debenture or Debentures, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

In connection with any transfer of a beneficial interest in a Global Security from one beneficial owner to another, neither the Trustee nor any security registrar shall be under any duty to inquire into and may conclusively presume the propriety of any such transfer. In connection with any transfer of a Debenture in certificated form, there shall be furnished to the Trustee and security registrar a duly completed certificate in the form of Exhibit A to this Debenture and, if applicable, an opinion of counsel, and neither the Trustee nor any security registrar shall be under any duty to inquire into and each may conclusively presume the correctness of any such certificate and opinion of counsel, if applicable, and each shall be fully protected in relying upon such certificate and opinion of counsel.

The Company, the Trustee, any paying agent and any Security registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

All terms used in this Debenture which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

This Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

The Company agrees that for so long as any Debentures shall remain outstanding and during such periods as the Company shall not be subject to the periodic reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall prepare:

(a) after the end of each fiscal year of the Company, all annual financial statements, in such forms and at such time, as would be required to be contained in a filing with the Securities and Exchange Commission (the “SEC”) on Form 10-K; and

(b) after the end of each of the first three quarters of each fiscal year of the Company, all quarterly financial statements, in such forms and at such time, as would be required to be contained in a filing with the SEC on Form 10-Q.

The Company agrees to make this information available by posting it to its web site promptly. If the Company is unable, for any reason, to post the financial information described in (a) and (b) above on the Company’s web site, then the Company will furnish such information to the Trustee, who at the expense of the Company, will furnish it by mail to the holders of the Debentures. The Company will give notice to the Trustee of the requirement to furnish the information by mail to the holders of the Debentures when it furnishes the information to the Trustee.

The Company also agrees that, for so long as any Debentures are outstanding and during such periods as the Company shall not be subject to the periodic reporting requirements of Section 13 or Section 15(d) of the Exchange Act, it will furnish to the holders of the Debentures or any prospective purchaser of Debentures designated by any such holder, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by the manual or facsimile signatures of a President and Chief Executive Officer and the Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.

ORANGE AND ROCKLAND UTILITIES, INC.
By
President and Chief Executive Officer

By
Treasurer

SEAL

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

JPMORGAN CHASE BANK, N.A.
as Trustee

By
Authorized Officer

Dated: March 31, 2005

Exhibit A

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF SECURITIES

Re: 5.30% Debentures, Series 2005 A, of Orange and Rockland Utilities, Inc., (the “Company”)

This Certificate relates to $             principal amount of Debentures held in *             book-entry or *             definitive form by                                               (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Debenture or Debentures.

In connection with such request and in respect of each such Debenture, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of June 15, 2000, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as Trustee (the “Trustee”) relating to the above-captioned Debentures and that the transfer of this Debenture does not require registration under the Securities Act of 1933, as amended (the “Securities Act”) because: *

☐ Such Debenture is being exchanged for the Transferor’s own account without transfer.

☐ Such Debenture is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act.

☐ Such Debenture is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

☐ Such Debenture is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

☐ You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to matters covered hereby.

Name of Transferor:
Title:
Address:

Date:

*	Fill in blank or check appropriate box, as applicable.

TO BE COMPLETED BY PURCHASER IF SECOND BOX ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the Transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Notice: To be executed by an executive officer.